Exhibit 99.1

Peregrine	Press Release

Media Relations Contacts:

MeeLin Nakata

Peregrine Systems, Inc.
(858) 720-5609
meelin.nakata@peregrine.com

Linda Findley
Text 100
415-593-8400
peregrine@text100.com

Investor Relations Contact:

Heidi Flannery
Ficomm
(503) 203-8808 ext. 103
Heidi.flannery@ficomm.com

FOR IMMEDIATE RELEASE

Peregrine Systems® Closes Fiscal 2005 Third Quarter With Significant Customer Wins

Fortune Global 500 Companies Continue to Depend on Peregrine’s Asset and Service Management Solutions

SAN DIEGO, Jan. 19, 2005 – Peregrine Systems, Inc. (OTC: PRGN), a leading provider of asset and service management software, closed its fiscal 2005 third quarter ended Dec. 31, 2004 with 240 transactions.  In this period, the company added 29 new customers.

Peregrine continues to be a top choice for major financial services companies.  The top six international banks and top 10 U.S. banks, as ranked according to the Fortune Global 500 list, are among Peregrine customers.  In the third quarter, major transactions in this sector include:

•             ING Canada Ltd., the largest provider of property and casualty insurance in Canada;

•             Wachovia Corp., a diversified financial services company; and

•             RBC Dominion Securities, Inc., a leading investment banking firm which is part of the RBC Financial Group.

Peregrine also continued to build momentum across other major vertical industries such as federal government, pharmaceutical, health care, telecommunications, media and defense.  Highlights include:

•             Bayer Corp., a research-based, growth-oriented global health care company;

•             Caterpillar, the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines;

•             Cingular Wireless, the largest wireless carrier in the U.S., serving more than 46 million customers;

•             General Dynamics, a market leader in mission-critical information systems and technologies;

•             Northrop Grumman Corp., a leading federal systems integrator;

•             Reuters Ltd., a global information company with international news and financial services offerings; and

•             The U.S. Department of the Army at Fort Sam Houston, a medical training facility and support post.

“Our sales in the third quarter demonstrate how Peregrine’s asset and service management solutions are imperative for success in today’s business environment,” said John Mutch, Peregrine’s president and CEO.  “In the face of evolving financial, operational and compliance requirements, global Fortune 500 companies have turned to Peregrine to effectively manage their IT environments and reduce costs.  As a leader in asset and service management, we will continue to deliver scalable, enterprise solutions that will help global organizations achieve their business objectives.”

www.peregrine.com

Peregrine Systems, Inc.
3611 Valley Centre Drive
San Diego, CA 92130

In the fiscal 2005 third quarter, Peregrine doubled its asset and service management solutions portfolio with three new solutions which have proven to be valuable additions to Peregrine’s offerings.  Peregrine Service Alignment helps improve IT performance by aligning resources with negotiated service level agreements.  Peregrine Service Establishment enables organizations to develop measurable service processes that increase service level quality while decreasing costs.  Peregrine Process Automation improves the efficiency of an organization’s IT infrastructure by effectively managing IT assets through automated business,  Since May 2004, the company has introduced a total of six solutions – including Peregrine Asset Tracking, Expense Control and Service Control — based on the Peregrine Evolution Model, a process effectiveness scale that helps global organizations systematically improve their IT infrastructure.

“As an innovator in the field of setting new standards for architecting, supplying, implementing, and managing their clients’ IT infrastructure, Paragon Development Systems has adopted Peregrine’s ServiceCenter® solutions,” said Keith Fraleigh, Paragon’s vice president of infrastructure services. “We have an edge with this technology that helps us empower our clients to deliver higher return on investment, lower costs, adapt more quickly to change and plan more effectively.”

Customers also value Peregrine’s AssetCenter® asset management solutions and discovery technology to better understand their complex IT infrastructure.  By providing complete and accurate documentation of all hardware and software assets, these powerful solutions are helping organizations reduce costs, streamline operations and address compliance requirements, such as the Sarbanes-Oxley Act of 2002.

Ludwig Räckers, head of corporate IT at Xella International GmbH, said: “Our introduction of a group-wide asset and service management project resulted in cost reduction for the entire IT infrastructure, increased efficiency, end- user satisfaction and software license compliance for the organization.  Peregrine’s Evolution Model covered all our requirements in a standardized way, outlining steps that match the Xella’s strategic vision exactly to execute the project and meet our goals within the next two years.”

Using Peregrine’s ServiceCenter service management solutions and employee self service technology, IT organizations are able to reduce the manual effort and costs involved in service delivery, as well as enable service consistency.

Florida Hospital’s Winfield Lynch, senior application analyst, explained: “We recently purchased Peregrine’s ServiceCenter version 6 upgrade because we feel the integrated infrastructure management solution capabilities and the enhanced features for inventory management will provide real value to our hospital’s technology environment. We anticipate both significant money and time savings as a result of the upgrade.”

Global businesses that have purchased Peregrine solutions in the third quarter include:

Financial services companies:

•                 Ameriquest Mortgage, a leading mortgage company;

•                 Bank of Canada, the central bank of Canada;

•                 Blue Cross Blue Shield of Arizona, a health insurance provider;

•                 SinoPac Holdings, a group of banking and securities businesses;

•                 Signal IDUNA, a leading German insurance company;

•                 Swiss Life, a leading insurance company for provisional and life insurance;

Retail, consumer goods and services organizations:

•                 Amadeus Germany, Germany’s leading travel distribution system and technology provider

•                 Black and Decker, a global manufacturer and marketer of power tools and accessories, and hardware and home improvement products;

•                 The Kroger Co., one of the nation’s largest grocery retailers;

•                 Kuoni, Switzerland’s leading travel and tour operator;

•                 Phillip Morris USA, the nation’s largest cigarette company;

Worldwide technology companies and IT service providers:

•                 BG Phoenics, a service provider for Germany’s employers’ liability insurance association;

•                 CGI Europe, an IT services company;

•                 Paragon Development Systems, a provider of IT lifecycle management services;

•                 Info AG (Info Business Systeme), an IT outsourcing service and consulting provider;

•                 ITERGO, IT service provider for ERGO Group, a group of insurance companies;

•                 RWE Systems, corporate service provider;

•                 Unisys West, a joint venture of Unisys Australia and BankWest, which provides IT services to government departments and enterprises across all industries in Western Australia;

Government agencies:

•                 Aéroports de Paris, the airport authority for Paris;

•                 State of New Jersey - Department of Treasury, the administrator of New Jersey’s state budget;

•                 The U.S. Army Environmental Center, a field-operating agency that implement environmental programs for the Army;

Health care group:

•                 Florida Hospital, an acute-care health care system that is part of the Adventist Health System, Florida Division;

Media conglomerates:

•                 Canal+, a major French TV and film company;

•                 TF1, one of Frances’s largest media company;

Expanding enterprises:

•                 Areva, a leading energy company;

•                 Statoil ASA, the major Norwegian Oil and Gas producer; and

•                 Xella International GmbH, a leading company in the construction material industry.

With asset and service management becoming indispensable elements to an enterprise’s success, IT organizations at some of the world’s largest and most respected companies continue to turn to Peregrine to integrate and elevate their IT practices to prepare for and take advantage of the constant change in the world of business technology. Peregrine’s solutions help organizations achieve a higher level of insight and automation around their IT infrastructure.

About Peregrine

Peregrine Systems, Inc. develops enterprise software solutions that enable organizations to evolve their IT service and asset management practices for reduced costs, improved IT productivity and service, and lower risk. The company’s asset and service management offerings – ranging from Peregrine Asset Tracking and Peregrine Service Establishment to Peregrine Asset Optimization and Peregrine Service Optimization – address specific business problems. These solutions make it possible for IT organizations to maintain a changing IT infrastructure, manage their relationships with end-users and service providers, and gain greater visibility into how their IT investments are performing. The Peregrine Evolution Model provides a roadmap for companies that want to systematically evolve the sophistication and effectiveness of their IT operating practices.

Founded in 1981, Peregrine Systems has sustained a rich tradition of delivering solutions with superior functionality to a broad segment of the global enterprise customer market. Headquartered in San Diego, Calif., the company conducts business from offices in the Americas, Europe and Asia Pacific.  For more information, please visit: www.peregrine.com.

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Peregrine Systems, ServiceCenter and AssetCenter are registered trademarks of Peregrine Systems, Inc. or its affiliates. All other marks are the property of their respective owners.

Forward-Looking Statement

Information in this release relating to Peregrine’s future prospects is based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors including, but not limited to, those described in our Form 10-K annual report for the fiscal year ended March 31, 2004 as filed on Dec. 20, 2004 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Peregrine has significant deficiencies, including material weaknesses, in its internal controls over financial reporting as disclosed in its filings with the Securities and Exchange Commission. Peregrine is not current in its SEC filings and does not expect to file the Form 10-Q Quarterly Report for the quarter ended Dec. 31, 2004 that is the subject of this release on a timely basis. Until our SEC filings are current, investors will not have current financial information about the company. For this reason and based on the other risk factors as described in our Form 10-K Annual Report for the fiscal year ended March 31, 2004 as filed on Dec. 20, 2004, we believe trading in our securities at this time is highly speculative and involves a high degree of risk. All information in this release is current as of Jan. 19, 2005. Peregrine undertakes no duty to update any statement in light of new information or future events. For further information regarding risks and uncertainties associated with Peregrine’s business, please refer to the “Risk Factors” and Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Peregrine’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Peregrine’s investor relations department at (503) 203-8808 ext. 103 or Peregrine’s website at http://www.peregrine.com/about-us/investor.